Yukon Community Services

BUSINESS CORPORATIONS ACT
FORM 3

Certificate of Continuance

EPM MINING VENTURES INC.

I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

[seal]

/s/ [unintelligible]
Corporate Access Number: 34569	For Frederik J. Pretorius
Date of Continuance: 2011-05-20	Registrar of Corporations

BUSINESS CORPORATIONS ACT
(Section 190)
Form 3-01
ARTICLES OF CONTINUANCE

1.		Name of Corporation:
EPM Mining Ventures Inc.
(the “Corporation”)

2.		The classes and any maximum number of shares that the corporation is authorized to issue:
The attached Schedule “A” is incorporated into and forms part of this form;

3.		Restrictions if any on share transfers:
None;

4.		Number (or minimum or maximum number) of Directors:
Not less than three (3) and not more than eleven (11);

5.		Restrictions if any on businesses the corporation may carry on:
No restriction;

6.		If change of name effected, previous name:
N/A

7.		Details of incorporation:

The Corporation was incorporated under the Ontario Business Corporations Act effective June 20, 1986, under the name Reed Lake Exploration Ltd.  On November 27, 1996, the Corporation amalgamated and changed its name to Westhope Capital Corp. ,On March 12, 2010, the Corporation amended its articles, consolidated its outstanding common shares and changed its name to EPM Mining Ventures Inc.

8.		Other provisions if any:
The attached Schedule “B” is incorporated into and forms part of this form.

9.	Date May 20, 2011	Signature	Title
		/s/ Stephen M. Jones	CFO & Secretary

FILED
MAY 20, 2011
DEPUTY REGISTRAR
OF CORPORATIONS

SCHEDULE “A”
ATTACHED TO AND FORMING PART OF
FORM 3-01
ARTICLES OF CONTINUANCE
OF
EPM MINING VENTURES INC.
(the “Corporation”)

1.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The Corporation is authorized to issue an unlimited number of Common Shares, an unlimited number of Non-Voting Shares and an unlimited number of Preference Shares issuable in series.
The rights, privileges, restrictions and conditions attaching to the Common Shares, Non-Voting Shares and Preference Shares are as follows:

2.	COMMON SHARE PROVISIONS

Subject to applicable law, the unlimited number of common shares (“Common Shares”) of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

i.
The holders of Common Shares shall be entitled to notice of, to attend and to one vote per share held at any meeting of the shareholders of the Corporation (other than meetings of a class or series of shares of the Corporation other than the Common Shares as such).

ii.
The holders of Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation on the Common Shares as a class, provided that no dividend may be declared in respect of, or any benefit conferred upon the holder of Common Shares unless concurrently therewith the same dividend per share in respect of, or the same benefit per share is conferred upon the holders of, the non-voting common shares of the Corporation (“Non-Voting Common Shares”) determined as if all Non-Voting Common Shares had been converted to Common Shares as of the date of determination.

iii.
The holders of Common Shares shall be entitled, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs to share rateably in such assets of the Corporation as are available for distribution.

iv.	[deleted]

v.	For the purposes of the Common Share provisions:

(a)
“business day” means a day on which securities may be traded on the stock exchange on which the Common Shares are then listed or if such shares are not then listed, a day other than a Saturday, a Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(b)
“Offer” means an offer to purchase Non-Voting Common Shares which must, by reason of applicable securities legislation or by laws, regulations or policies of a stock exchange on which the Non-Voting Common Shares are listed, be made to each holder of Non-Voting Common Shares whose last address on the records of the Corporation is in a province or territory of Canada to which the relevant requirement applies;

(c)	“Offer Date” means the date on which an Offer is made;

(d)
“Redemption Price” means the value of the consideration offered under an Offer which, in the case of non cash consideration shall be determined solely by the Board of Directors of the Corporation, acting reasonably; and

(e)
“Redemption Period” means the period of time commencing on the seventh business day after the Offer Date and terminating on the last date upon which holders of Non-Voting Common Shares may accept the Offer.

vi.
Subject to Sections 7, 8, 9 and 10 and applicable law, if an Offer is made, each outstanding Common Share shall be redeemed by the Corporation at the Redemption Price per Common Share at the option of the holder as provided in Section 9.  The redemption right provided for in this Section 6 may be exercised by notice in writing given to the Corporation during the Redemption Period accompanied by the share certificate or certificates representing the Common Shares in respect of which the holder desires to exercise such right of redemption, and such notice shall be executed by the holder of the Common Shares registered on the books of the Corporation, or by his duly authorized attorney, and shall specify the number of Common Shares which the holder desires to have redeemed.  The holder shall pay any governmental or other tax imposed on or in respect of such redemption.  Upon receipt by the Corporation of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a cheque for the aggregate Redemption Price to be paid to such holder (less any tax required to be Withhold) in accordance with Sections 7 and 9.  If less than all of the Common Shares represented by any share certificate are to be redeemed, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Common Shares represented by the original share certificate which are not to be redeemed.

vii.	The redemption right provided for in Section 6 shall not come into effect if:

(a)
one or more shareholders of the Corporation who did not make or act in concert with the person or persons making the Offer and who, in the aggregate, beneficially own, directly or indirectly, or exercise control or direction over, not less than 50% of the outstanding Non-Voting Common Shares, determine within five business days after the Offer Date that he or they will continue to so own or exercise control or direction over, in the aggregate, of 50% or more of the outstanding Non-Voting Common Shares;

(b)
contemporaneously with the Offer, an offer is made to the holders of Common Shares upon the same terms and conditions as those contained in the Offer, including the consideration to be paid to the holders of Non-Voting Common Shares and the offer is for the same percentage of Common Shares as the percentage of Non-Voting Common Shares sought to be acquired under the Offer, excluding in each case the number of shares then owned by the offeror;

(c)
the Board of Directors of the Corporation determines within five business days after the Offer Date that the Offer is not bone fide or Is made primarily for the purpose of causing the redemption right provided for in Section 6 to come into effect and not primarily for the purpose of acquiring Non-Voting Common Shares; or

(d)	the Offer is not completed in accordance with its terms; provided that:

(e)
in the case of Section 7(a) above, within six business days after the Offer Date, a certificate signed by or on behalf of the one or more shareholders of the Corporation is delivered to the Secretary of the Corporation confirming that: (A) such shareholders did not make or act in concert with the person or persons making the Offer; (B) such shareholders beneficially own, directly or indirectly, or exercise control or direction over in the aggregate not less than 50% of the outstanding Non-Voting Common Shares; and (C) such shareholders have determined that they will not accept the Offer and provided further that upon any variation of the Offer, including an increase in price, such shareholders of the Corporation shall be deemed not to have accepted the Offer as varied and the certificate delivered by or on behalf of them as described above shall be deemed to continue to apply and no further certificate need be filed for purposes of these share provisions unless and until one or more of such shareholders determine to accept the Offer as varied and the result of such acceptance would be to reduce the aggregate holdings of the remaining shareholders who delivered such certificate to less than 50% of the outstanding Non-Voting Common Shares in which case a certificate to that effect signed by or on behalf of such shareholders who determine to accept the Offer as varied shall be delivered to the Corporation forthwith after such determination and, in any event, not less than five business days prior to termination of the Redemption Period;

(f)
in the case of Section 7(c), the Secretary of the Corporation delivers to the transfer agent within six business days after the Offer Date a certified copy of a resolution of the Board of Directors of the Corporation determining that the Offer is not bona fide or is made primarily for the purpose of causing the redemption right provided for in Section 8 to come into effect and not primarily for the purpose of acquiring the Non-Voting Common Shares and stating the reason for such determination; and

(g)
as soon as reasonably possible after the receipt of a certificate under Section 7(e) or a certified copy of the resolution under Section 7(f), the Corporation shall send to the holders of Common Shares notice of and a brief description of the effect of the determination under Section 7(a) or Section 7(c), as the case may be.

viii.
If the events described in Sections 7(e), (b) or (c) hereof shall not have occurred within five business days after the Offer Date, or if any amended certificate as described in Section 7(e) shall have been delivered, the Corporation shall send as soon as reasonably possible to the holders of Common Shares a notice containing a brief description of the rights of such holders hereunder.

ix.
The redemption of all Common Shares delivered to the Corporation for redemption pursuant to Section 6 shall be subject to the provisions of this Section 9 and the provisions of Section 10 and the Corporation shall make all arrangements necessary or desirable to give effect to this Section 9.  All Common Shares delivered for redemption pursuant to Section 6 shall be redeemed subject to completion of the Offer but no cheques representing the Redemption Price for the Common Shares so redeemed shall be delivered to the holders of such Common Shares unless and until the Offer is completed in accordance with its terms.  Upon completion of the Offer (the “Redemption Date”), the Corporation shall deliver to the holders of such Common Shares payment representing the Redemption Price for the Common Shares so redeemed.  If the Offer is not completed, the right provided in Section 6 shall not be effective and the Corporation shall return or issue and deliver to the holders entitled thereto share certificates representing Common Shares delivered to the Corporation pursuant to Section B.

x.
Neither the Non-Voting Common Shares nor the Common Shares shall be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the shares of the other of such classes are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

xi.
Any cheque representing payment of the Redemption Price not presented to the Corporation’s bankers for payment, or otherwise not claimed within six years after the Redemption Date, shall be irrevocably forfeited to the Corporation.

xii.
From and after the Redemption Date, the Common Shares redeemed shall cease to be entitled to dividends, and the parties that were the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect of Such redeemed shares, unless payment of the Redemption Price shall not be duly made by the Corporation.

xiii.
All Common Shares which are redeemed, in accordance with the rights, privileges, restrictions and condition attaching to the Common Shares, shall, subject to applicable law, be deemed to be returned to the authorized but unissued capital of the Corporation.

xiv.	The Common Shares shall be convertible into Non-Voting Common Shares as follows:

(a)
Subject to the adjustment as provided herein, at the election of the holder of any Common Shares, each one (1) Common Share may be converted into one (1) Non-Voting Common Share without the payment of additional consideration (the “Common Share Conversion Right”).  Each Common Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and by the holder thereof.

(b)
The holder of the Common Shares may exercise the Common Share Conversion Right by notice in writing given to the Corporation accompanied by the share certificate or certificates representing the Common Shares in respect of which the holder desires to exercise such Common Share Conversion Right, and such notice shall be executed by the holder of the Common Shares registered on the books of the Corporation, or by his duly authorized attorney, and shall specify the number of Common Shares which the holder desires to have converted to Non-Voting Common Shares.  The holder shall pay any governmental or other tax imposed on or in respect of such redemption.  Upon receipt by the Corporation of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a new share certificate representing the Non-Voting Common Shares and the Corporation shall make all other arrangements necessary or desirable to give effect to such exercise of the Common Share Conversion Right.

(c)	No fractional Non-Voting Common Shares shall be issued upon exercise of the Common Shares Conversion Right.

(d)
In order for a holder of Common Shares to voluntarily convert Common Shares into Non-Voting Common Shares, such holder shall surrender the certificate or certificates for such Common Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Common Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Common Shares represented by such certificate or certificates.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for the Non-Voting Common Shares to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Common Share Conversion Time”), and the Non-Voting Common Shares issuable upon conversion of the Common Shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Common Share Conversion Time, issue and deliver to such holder of Common Shares, or to his, her or its nominees, a certificate or certificates for the number of full Non-Voting Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Common Shares represented by the surrendered certificate that were not converted into Non-Voting Common Shares.

(e)
The Corporation shall at all times when the Common Shares shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Common Shares, such number of its duly authorized Non-Voting Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Common Shares; and if at any time the number of authorized but unissued shares of Non-Voting Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Common Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Non-Voting Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the articles of the Corporation.

(f)
All Common Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Common Share Conversion Time, except only the right of the holders thereof to receive Non-Voting Common Shares in exchange therefore and to receive payment of any dividends declared but unpaid thereon.

(g)
If the Corporation shall at any time or from time to time after the date of issuance of any Common Shares effect a subdivision of the outstanding Non-Voting Common Shares (but not Common Shares), the number of Non-Voting Common Shares issuable upon conversion of Common Shares shall be proportionately increased so that the number of Non-Voting Common Shares issuable on conversion of each Common Share shall be increased in proportion to such increase in the aggregate number of Non-Voting Common Shares outstanding.  If the Corporation shall at any time or from time to time after date of issuance of any Common Shares combine the outstanding Non-Voting Common Shares (but not the Common Shares), the number of Non-Voting Common Shares issuable upon conversion of Common Shares shall be proportionately decreased so that the number of Non-Voting Common Shares issuable on conversion of each Common Share shall be decreased in proportion to such decrease in the aggregate number of Non-Voting Common Shares outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)
If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Non-Voting Common Shares (but not the Common Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection 14(g) of the Common Share provisions), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Common Share shall thereafter be convertible in lieu of the Non-Voting Common Share into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Non-Voting Common Shares of the Corporation issuable upon conversion of one Common Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 14 of the Common Share provisions with respect to the rights and interests thereafter of the holders of the Common Shares, to the end that the provisions set forth in this Section 14 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Common Shares.

3.	NON-VOTING COMMON SHARE PROVISIONS

Subject to applicable law, the unlimited number of Non-Voting Common Shares of the Corporation shall have the following rights, privileges, restrictions and conditions:

i.
The holders of Non-Voting Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation provided that, except as required by law, the holders of the Non-Voting Common Shares shall not be entitled as such to vote at any meeting of the shareholders of the Corporation.  The holders of the Non-Voting Common Shares shall be entitled to receive all informational documents and other communications:

(a)	required to be sent to the holders of Common Shares by applicable law or by any stock exchange on which the Common Shares of the Corporation are listed; and

(b)	voluntarily sent by the Corporation to the holders of Common Shares in connection with any meeting of shareholders.

ii.
The holders of Non-Voting Common Shares shall be entitled to receive dividends as and when declared by the Board of Directors of the Corporation on the Non-Voting Common Shares as a class, provided that no dividend may be declared in respect of, or any other benefit conferred upon the holders of, Non-Voting Common Shares unless concurrently therewith the same dividend per share in respect of, or the same benefit per share is conferred upon the holders of, Common Shares as of the date of determination.

iii.
The holders of Non-Voting Common Shares shall not be entitled, in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, to share in the distribution of any assets of the Corporation as are available for distribution.

iv.	For the purposes of the Non-Voting Common Share provisions:

(a)
“business day” means a day on which securities may be traded on the stock exchange on which the Common Shares are then listed or if such shares are not then listed, a day other than a Saturday, a Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(b)
“Offer” means an offer to purchase Common Shares which must, by reason of applicable securities legislation or by laws, regulations or policies of a stock exchange on which the Common Shares are listed, be made to each holder of Common Shares whose last address on the records of the Corporation is in a province or territory of Canada to which the relevant requirement applies;

(c)	“Offer Date” means the date on which an Offer is made;

(d)
“Redemption Price” means the value of the consideration offered under an Offer which, in the case of non cash consideration shall be determined solely by the Board of Directors of the Corporation, acting reasonably; and

(e)	“Redemption Period” means the period of time commencing on the seventh business day after the Offer Date and terminating on the last date upon which holders of Common Shares may accept the Offer.

v.
Subject to Sections 8, 7, 8 and 9 and applicable law, if an Offer is made, each outstanding Non-Voting Common Share shall be redeemed by the Corporation at the Redemption Price per Non-Voting Common Share at the option of the holder as provided in Section 8.  The redemption right provided for in this Section 5 may be exercised by notice in writing given to the Corporation during the Redemption Period accompanied by the share certificate or certificates representing the Non-Voting Common Shares in respect of which the holder desires to exercise such right of redemption, and such notice shall be executed by the holder of the Non-Voting Common Shares registered on the books of the Corporation, or by his duly authorized attorney, and shall specify the number of Non-Voting Common Shares which the holder desires to have redeemed. The holder shall pay any governmental or other tax imposed on or in respect of such redemption.  Upon receipt by the Corporation of such notice and share certificate or certificates, the Corporation shall issue or cause to be issued a cheque for the aggregate Redemption Price to be paid to such holder (less any tax required to be withheld) in accordance with Sections 8 and 8, if less than all of the Non-Voting Common Shares represented by any share certificate are to be redeemed, the holder shall be entitled to receive a new share certificate representing in the aggregate the number of Non-Voting Common Shares represented by the original share certificate which are not to be redeemed.

vi.	The redemption right provided for in Section 5 shall not come into effect if:

(a)
one or more shareholders of the Corporation who did not make or act in concert with the person or persons making the Offer and who, in the aggregate, beneficially own, directly or indirectly, or exercise control or direction over, not less than 50% of the outstanding Common Shares, determine within five business days after the Offer Date that he or they will continue to so own or exercise control or direction over, in the aggregate, of 50% or more of the outstanding Common Shares;

(b)
contemporaneously with the Offer, an offer is made to the holders of Non-Voting Common Shares upon the same terms and conditions as those contained in the Offer, including the consideration to be paid to the holders of Common Shares and the offer is for the same percentage of Non-Voting Common Shares as the percentage of Common Shares sought to be acquired under the Offer, excluding in each case the number of shares then owned by the offeror;

(c)
the Board of Directors of the Corporation determines within five business days after the Offer Date that the Offer is not bona fide or is made primarily for the purpose of causing the redemption right provided for in Section 5 to come into effect and not primarily for the purpose of acquiring Common Shares; or

(d)	the Offer is not completed in accordance with its terms; provided that:

(e)
in the case of Section 6(a) above, within six business days after the Offer Date, a certificate signed by or on behalf of the one or more shareholders of the Corporation is delivered to the Secretary of the Corporation confirming that: (A) such shareholders did not make or act in concert with the person or persons making the Offer; (B) such shareholders beneficially own, directly or indirectly, or exercise control or direction over in the aggregate not less than 50% of the outstanding Common Shares; and (C) such shareholders have determined that they will not accept the Offer and provided further that upon any variation of the Offer, including an increase in price, such shareholders of the Corporation shall be deemed not to have accepted the Offer as varied and the certificate delivered by or on behalf of them as described above shall be deemed to continue to apply and no further certificate need be filed for purposes of these share provisions unless and until one or more of such shareholders determine to accept the Offer as varied and the result of such acceptance would be to reduce the aggregate holdings of the remaining shareholders who delivered such certificate to less than 50% of the outstanding Common Shares in which case a certificate to that effect signed by or on behalf of such shareholders who determine to accept the Offer as varied shall be delivered to the Corporation forthwith after such determination and, in any event, not less than five business days prior to termination of the Redemption Period;

(f)
in the case of Section 6(c), the Secretary of the Corporation delivers to the transfer agent within six business days after the Offer Date a certified copy of a resolution of the Board of Directors of the Corporation determining that the Offer is not bona fide or is made primarily for the purpose of causing the redemption right provided for in Section 5 to come into effect and not primarily for the purpose of acquiring the Common Shares and stating the reason for such determination; and

(g)
as soon as reasonably possible after the receipt of a certificate under Section 6(e) or a certified copy of the resolution under Section 6(f), the Corporation shall send to the holders of Non-Voting Common Shares notice of and a brief description of the effect of the determination under Section 6(a) or Section 6(c), as the case may be.

vii.
If the events described in Sections 6(a), (b) or (c) hereof shall not have occurred within five business days after the Offer Date, or if any amended certificate as described in Section 6(e) shall have been delivered, the Corporation shall send as soon as reasonably possible to the holders of Non-Voting Common Shares a notice containing a brief description of the rights of such holders hereunder.

viii.
The redemption of all Non-Voting Common Shares delivered to the Corporation for redemption pursuant to Section 5 shall be subject to the provisions of this Section 8 and the provisions of Section 9 and the Corporation shall make all arrangements necessary or desirable to give effect to this Section 8.  All Non-Voting Common Shares delivered for redemption pursuant to Section 5 shall be redeemed subject to completion of the Offer but no cheques representing the Redemption Price for the Non-Voting Common Shares so redeemed shall be delivered to the holders of such Non Voting Common Shares unless and until the Offer is completed in accordance with its terms.  Upon completion of the Offer (the “Redemption Date”), the Corporation shall deliver to the holders of such Non-Voting Common Shams payment representing the Redemption Price for the Non-Voting Common Shares so redeemed.  If the Offer is not completed, the right provided in Section 5 shall not be effective and the Corporation shall return or issue and deliver to the holders entitled thereto share certificates representing Non-Voting Common Shares delivered to the Corporation pursuant to Section 5.

ix.
Neither the Common Shares nor the Non-Voting Common Shares shall be subdivided, consolidated, reclassified or otherwise changed unless, contemporaneously therewith, the shares of the other of such classes are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

x.
The rights, privileges, restrictions and conditions attached to the Non-Voting Common Shares as a class as provided herein and as may be provided from time to time may be repealed, altered, modified, amended or amplified or otherwise varied only with the sanction of the holders of the Non-Voting Common Shares given in such a manner as may then be required by law, subject to a minimum requirement that such approval be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of holders of Non-Voting Common Shares duly called for such purpose and held upon at least 21 days’ notice at which a quorum is present comprising one or more persons holding or representing by proxy at least 20% of the outstanding Non-Voting Common Shares.  However, the rights, privileges, restrictions and conditions attached to the Non-Voting Common Shares shall not be replaced, altered, modified, amended or otherwise varied without the prior written approval of the holders of Common Shares at a meeting called for such purpose in accordance with the preceding rules.  If any such quorum is not present within half an hour after the time appointed for the meeting then the meeting shall be adjourned to a date being not less than 15 days later and at such time and place as may be appointed by the chairman and at such meeting a quorum will consist of that number of shareholders present in person or proxy.  The formalities to be observed with respect to the giving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those which may from time to time be prescribed in the by-laws of the Corporation with respect to meetings of shareholders.  On every vote taken at every such meeting or adjourned meeting each holder of a Non-Voting Common Share shall be entitled to one vote in respect of each Non-Voting Common Share held.

xi.
Any cheque representing payment of the Redemption Price not presented to the Corporation’s bankers for payment, or otherwise not claimed within six years after the Redemption Date, shall be irrevocably forfeited to the Corporation.

xii.
From and after the Redemption Date, the Non-Voting Common Shares redeemed shall cease to be entitled to dividends, and the parties that were the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect of such redeemed shares, unless payment of the Redemption Price shall not be duly made by the Corporation.

xiii.
All Non-Voting Common Shares which are redeemed, in accordance with the rights, privileges, restrictions and condition attaching to the Non-Voting Common Shares, shall, subject to applicable, law, be deemed to be returned to the authorized but unissued capital of the Corporation.

xiv.	The Non-Voting Common Shares shall be convertible into Common Shares as follows:

(a)
At the election of the holder of any Non-Voting Common Share, each Non-Voting Common Shares may be converted into one Common Share without the payment of additional consideration (the “Conversion Rights”).  Each Non-Voting Common Share shall be convertible, at the option of the holder thereof, at any time and from time to time, and by the holder thereof.

(b)
In the event of a notice of redemption of any Non-Voting Common Shares pursuant to Section 8, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Common Shares.

(c)
No fractional Common Shares shall be issued upon conversion of Non-Voting Common Shares.  In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a Common Share as determined in good faith by the Board of Directors of the Corporation.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of Non-Voting Common Shares the holder is at the time converting into Common Shares and the aggregate number of Common Shares issuable upon such conversion.

(d)
In order for a holder of Non-Voting Common Shares to voluntarily convert shares of Non-Voting Common Shares into Common Shares, such holder shall surrender the certificate or certificates for such Non-Voting Common Shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Non-Voting Common Shares (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the Non-Voting Common Shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent.  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Shares to be issued.  If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time, (i) issue and deliver to such holder of Non-Voting Common Shares, or to his, her or its nominees, a certificate or certificates for the number of full Common Shares issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the Non-Voting Common Shares represented by the surrendered certificate that were not converted into Common Shares, and (ii) pay in cash such amount as provided in Subsection 14(c) in lieu of any fraction of a Common Share otherwise issuable upon such conversion.

(e)
The Corporation shall at all times when the Non-Voting Common Shares shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Non-Voting Common Shares, such number of its duly authorized Common Shares as shall from time to time be sufficient to effect the conversion of all outstanding Non-Voting Common Shares; and if at any time the number of authorized but unissued shares of Common Shares shall not be sufficient to effect the conversion of all then outstanding shares of the Non-Voting Common Shares, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Shares to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to the articles of the Corporation.

(f)
All Non-Voting Common Shares which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive Common Shares in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Subsection 14(c) and to receive payment of any dividends declared but unpaid thereon.

(g)
If the Corporation shall at any time or from time to time after the date of issuance of any Non-Voting Common Shares effect a subdivision of the outstanding Common Shares (but not the Non-Voting Common Shares), the number of Common Shares issuable upon conversion of Non-Voting Common Shares shall be proportionately increased so that the number of Common Shares issuable on conversion of each Non-Voting Common Share shall be increased in proportion to such increase in the aggregate number of Common Shares outstanding.  If the Corporation shall at any time or from time to time after date of issuance of any Non-Voting Common Shares combine the outstanding Common Shares (but not the Non-Voting Common Shares), the number of Common Shares issuable upon conversion of Non-Voting Common Shares shall be proportionately decreased so that the number of Common Shares issuable on conversion of each Non-Voting Common Share shall be decreased in proportion to such decrease in the aggregate number of Common Shares outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)
If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Shares (but not the Non-Voting Common Shares) are converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsection 14(g) of the Non-Voting Common Share provisions), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each Non-Voting Common Share shall thereafter be convertible in lieu of the Common Share into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of Common Shares of the Corporation issuable upon conversion of one Non-Voting Common Share immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 14 with respect to the rights and interests thereafter of the holders of the Non-Voting Common Shares, to the end that the provisions set forth in this Section 14 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities of other property thereafter deliverable upon the conversion of the Non-Voting Common Shares.

4.	PREFERENCE SHARE PROVISIONS

Subject to applicable law, the unlimited number of Preference Shares (“Preference Shares”) of the Corporation shall have attached thereto the following rights, privileges, restrictions and conditions:

i.
The Preference Shares may from time to time be issued in one or more series and, subject to the following provisions, and subject to the issuance by the Directors appointed under the Yukon Business Corporations Act, or appropriate official designated by successive legislation as amended from time to time, of a Certificate of Amendment of Articles in respect thereof, the directors may by resolution fix from time to time before such Issue the number of shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preference Shares including, without limiting the generality of the forgoing, the rate or amount of dividends or the method of calculating dividends, whether cumulative or non-cumulative, the date(s) and place(s) of payment thereof, the redemption, purchase for cancellation and/or conversion prices and terms and conditions of redemption, purchase and/or conversion (if any), any share purchase plan or sinking fund or other provisions and restrictions (if any) respecting payment of dividends or any shares ranking junior to the Preference Shares.

ii.
The Preference Shares of each series shall, with respect to the priority in payment of dividends and distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return or distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank on a parity with the Preference Shares of every other series of the same class and be entitled to preference over the Common Shares and over any other shares of the Corporation ranking junior to the Preference Shares. the Preference Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares and any other shares of the Corporation ranking junior to such Preference Shares as may be determined by the directors.

iii.
If any cumulative dividends, whether or not earned or declared, declared non-cumulative dividends, or amounts payable on the return of capital in respect of a series of Preference Shares are not paid in full, all Preference Shares of other series of the same class shall participate ratably in respect of accumulated cumulative dividends, declared non-cumulative dividends, and amounts payable on return of capital.

iv.	The Preference Shares of any series may be made convertible into Common Shares.

v.
The holders of the Preference Shares shall be entitled to receive copies of the annual financial statements of the Corporation and the auditors’ report thereon to be submitted to the shareholders of the Corporation at annual meetings and the holders of each series of Preference Shares shall have such rights to attend and vote at meetings of shareholders or restrictions on attendances or voting rights thereat as may be determined by resolutions of the board of directors.

vi.	The holders of shares of a class or series shall not be entitled to vote separately as a class or series or to dissent upon a proposal to amend the Articles of the Corporation to:

(a)
increase or decrease any maximum number of authorized shares of such class, or increase any maximum number of authorized shares of a class having rights or privileges equal or superior to the shares of each class;

(b)	effect an exchange, reclassification or cancellation of all or part of such class; or

(c)	create a new class of shares equal or superior to the shares of such class.

SCHEDULE “B”
ATTACHED TO AND FORMING PART OF
FORM 3-01
ARTICLES OF CONTINUANCE
OF
EPM MINING VENTURES INC.
(the “Corporation”)

1.	Meetings of shareholders may be held at such place or places as the directors may determine from time to time in their absolute discretion.